Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

FLE - Q4 2005 Fleetwood Enterprises, Inc. Earnings Conference Call

Event Date/Time: Jul. 07. 2005 / 10:30AM PT

Event Duration: 1 hr 40 min

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CORPORATE PARTICIPANTS

 Kathy Munson

 Fleetwood Enterprises, Inc. - Director of IR

 Elden Smith

 Fleetwood Enterprises, Inc. - President and CEO

 Boyd Plowman

 Fleetwood Enterprises, Inc. - EVP and CFO

 Chris Braun

 Fleetwood Enterprises, Inc. - EVP - RV Group

 Lyle Larkin

 Fleetwood Enterprises, Inc. - VP and Treasurer

 Andy Griffiths

 Fleetwood Enterprises, Inc. - VP and Controller

 Charley Lott

 Fleetwood Enterprises, Inc. - EVP - Housing Group

CONFERENCE CALL PARTICIPANTS

 Ian Zaffino

 Oppenheimer - Analyst

 Barbara Allen

 Avondale Partners - Analyst

 John Diffendal

 BB&T Capital Markets - Analyst

 Pamela Brown

 Gabelli - Analyst

 Derrick Wenger

 Jefferies & Company - Analyst

 Edmond Griffin (ph)

 BlackRock - Analyst

 Justin Maurer

 Lord Abbett - Analyst

 Bill Gibson

 Nollenberger - Analyst

 Barry Vogel

 Barry Vogel & Associates - Analyst

 Jeff Kauffman

 George Weiss - Analyst

 David Rosen

 Green River Management - Analyst

 Jonathan Cohen (ph)

 Banc of America Securities - Analyst

 Jim Shulman (ph)

 Costa Braila - Analyst

 Karl Okamoto

 Atticus Capital - Analyst

 Philip Gaucher (ph)

 George Weiss - Analyst

 Steven Karpel (ph)

 Credit Suisse - Analyst

 John Beall

 Standard Pacific - Analyst

 PRESENTATION

 Operator

Good morning, ladies and gentlemen, and welcome to the Fleetwood Enterprises’ fourth quarter and fiscal year 2005 financial results conference call. [OPERATOR INSTRUCTIONS.] I would now like to turn the call over to Ms. Kathy Munson. Ms. Munson, you may begin.

 Kathy Munson  - Fleetwood Enterprises, Inc. - Director of IR

 Thank you. Good day, and welcome to Fleetwood Enterprises’ conference call for the fourth quarter of fiscal 2005. I am Kathy Munson, Director of Investor Relations. First, we hope that all of you have accessed, via the Internet or facsimile, today’s news release announcing Fleetwood’s results for its fourth quarter, ended April 24th, 2005. The Company’s 10-K was also filed today. This call being broadcast live over the Internet at streetevents.com and earnings.com and is accessible from our own website, fleetwood.com. A replay of the call will be available at each site shortly after the end of this call, and the call is also being taped. If you have any questions about accessing any of this information, please call the PondelWilkinson Investor Relations office in California at 310-279-5980 after the conference call.

Please be advised that the statements made by Fleetwood Enterprises in today’s press release and during this conference call that relate to future plans, events, or performance are forward-looking statements, and are being made against the backdrop of the

Safe Harbor rules. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in the Company’s 10-K and other SEC filings. Actual results, events, and performance may differ materially. Readers and conference call participants are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may result from changing circumstances or unanticipated events.

With that in mind, let’s move on to today’s call. Elden Smith, President and Chief Executive Officer, will discuss the quarter and fiscal year’s results and fill you in on some of the recent corporate developments. Then Boyd Plowman, Executive Vice President and Chief Financial Officer will detail our financial results and provide insight into some of our balance sheet changes. To conclude, Elden will discuss our outlook. Then we will address your questions. The other Fleetwood executives who are available to help answer your questions are Chris Braun, Executive Vice President of our RV Group; Charley Lott, Executive Vice President of our Housing Group; Lyle Larkin, Vice President and Treasurer; and Andy Griffiths, Vice President and Controller. I will now turn the call over to Elden Smith, Fleetwood’s President and CEO. Elden?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

 Thank you, Kathy. Thank you to all of you for joining us today for our fourth quarter earnings conference call. Many of you have told us you expected the quarter to be ugly, and it was. The biggest part of the fourth quarter’s loss was from discontinued operations, and by far the majority of that loss was due to asset impairment charges related to pending transactions connected with our retail and financing operations. Beyond that, however, we experienced operating difficulties in both Housing and RVs; and I want to address those and what we’re doing to make lasting improvements.

As many of you are aware, I returned to the Company in March. I am happy to be here, and I continue to be excited with Fleetwood’s future. I am very optimistic about our opportunities to show meaningful improvement in our results throughout fiscal 2006 and beyond. We are implementing a lot of change, and it is always difficult — and usually costly – at least in the near term to execute change. I am pleased to say that I have found Fleetwood’s associates to be open and supportive as we go through this process, and I am encouraged by their eagerness and the ability that they’ve shown to right the ship.

Our fourth quarter had a lot of moving pieces. We are working to simplify the Company, but as might be expected in doing so, our short-term results have been significantly impacted. Our exit from housing retail and finance businesses was one the primary factors in our poor results. We are returning to our core competency of manufacturing, which will improve our focus and our financial results longer term. But meanwhile, the sales transactions themselves and the related charges require some explanation.

We are announcing as this call takes place a definitive agreement with Clayton Homes to purchase FRC, as well as a letter of intent with Clayton Homes’ subsidiary, Vanderbilt Mortgage, to purchase the retail loan portfolio of HomeOne. We are very pleased to have made this progress toward completing our exit from retail and finance, and to further our business relationship with Clayton. Clayton has been an excellent customer as well as a respected competitor for many years. We have been working to sell both businesses at nearly the same time, knowing that the sale of retail was likely to be a cash negative event, but that it should be more than offset by the sale of our finance company’s portfolio.

The agreement for the disposition of FRC is subject to customary conditions, but assuming it goes through as expected, we will sell the assets of all our Company-operated stores for $74 million. We have 22 stores that are Company-owned but not Company-operated, as they have been run for several years by an independent dealer. We will continue to act as landlord for the dealer and will hold our — on our balance sheet the assets related to those stores.

We recorded asset impairment charges of $50.8 million in the fourth quarter, related to both the assets that are being sold and those that we are retaining. We expect to incur similar cash charges that could not be recorded in advance, but in a much lesser amount, perhaps 5 to $7 million throughout fiscal ‘06, with the majority of that being recorded when the retail transaction closes. The debt related to the stores that we are selling, which we will be settling as the transaction closes, totals approximately $80 million. The primary positives in the transaction are that we will stem the operating losses from the retail division, and we are selling the stores to a strong retail company that has already proven itself to be an excellent customer of ours. The finance company’s portfolio is highly liquid, and while we continue to pursue opportunities to sell the finance company’s operating platform, the portfolio sale represents the bulk of the assets. The proceeds from that sale, offset by the payoff of the related warehouse line, will significantly be cash positive.

The asset impairments combined with the quarterly operating loss in discontinued operations totaled $64.6 million, which accounts for the majority of the quarter’s overall loss. There was another $49.1 million in operating loss from continuing operations. Some unusual costs related to our management organization are included, but there were larger issues that hurt our results throughout the second half of the year. External issues impacting our operational results included a lack of significant recovery from the prolonged slump in the manufactured housing industry; slower folding trailer industry sales; and an untimely softening of the motor home market during the spring selling season, particularly in the more profitable Class A products.

More importantly, a number of internal factors played a large role in the third quarter’s performance and spilled over into our fourth quarter. The most notable of these was the overproduction of recreational vehicles that took place during our second and third quarters. A more timely and gradual slowing of production rates would have allowed the Company to reduce costs in a more orderly fashion and avoid some of the heavy product discounting that ensued in the later part of the year, while maintaining a more consistent level of liquidity. The results in our travel trailer division were further impaired by lower-than-expected revenues, partially due to difficulties with distribution (particularly in the Midwest), and dealer anticipation of new model introductions causing a decline in travel trailer demand and market share.

A change during the third quarter of the year reduced the role of production incentives in the compensation of line associates and contributed to higher labor costs in both businesses. The impact of this action was exacerbated by the labor inefficiencies that accompanied declining production rates. In addition, an unsuccessful attempt to institute a second shift at two of our busiest manufactured housing plants during the third quarter increased expenses related to recruitment and also raised labor costs. Ultimately the problems inherent in the hand-off between the two shifts resulted in the effort being unwound during the fourth quarter, all of which gave rise to significant incremental operating costs of these two facilities.

Against that backdrop, we have been working to restructure Fleetwood into a flatter, more responsive manufacturing Company. The RV Group has been organized into three profit centers — motor homes, travel trailers, and folding trailers. This structure will enable us to be far more responsive to the individual markets we serve. The trend toward centralization over the last few years created a number of Corporate positions that oversaw functions for multiple product groups, and as a result, none of them — particularly travel trailers — got the focus and attention that was warranted. We have eliminated a number of positions through restructuring, but perhaps more importantly, we have positioned people so that they can focus on the tasks at which they can excel. This organization will also provide product focus that will improve the responsiveness of our products and shorten our product development cycles.

A similar change in the Housing Group has put renewed focus on our three regions and removed a layer of centralized management. Housing has localized product, and it is our belief that our regional division and plant management teams have a better grasp of what will sell in their immediate areas. The three regions are headed by experienced, long-time Fleetwood managers, and I feel very comfortable with the depth and ability of this group.

Fleetwood had 24 corporate officer level positions at this time last year. We now have 11. We have also made reductions at the staff level. These reductions have decreased costs and improved the speed and effectiveness of our decision-making processes, further improving our ability to respond to the market. As necessary, we have moved to match production levels to demand, which has resulted in substantially fewer production employees. Overall, the Company has reduced its workforce by 9%, or 1,200 employees.

At this point, I’m going to turn the presentation over to Boyd to discuss the Company’s financials in more detail.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Thank you, Elden. Before I get into the results for the quarter, I’d like to comment briefly on some recent changes to our secured credit facility that was mentioned in our press release. Last Friday, June 1st, we received funding for a $22 million term loan that is collateralized by real estate at several of our manufacturing facilities. This is in addition to a $15 million real estate sub-facility that has been added to our revolver borrowing base and credit line limit. Our amended agreement that was executed last Friday added a new lender to our bank group and raised total loan commitments to 212 million, with a seasonal boost from December through April to 237 million. Both of these additions to our borrowing capacity were designed to replace liquidity absorbed by specific transactions. The term loan covers the approximate $20 million disbursement of pre-paid rent which we made in early March of this year. The real estate subfacility provides support for the $18 million letter of credit posted on June 28 in connection with our appeal of the verdict in the Coleman litigation.

I’d like to also comment on one other issue related to our credit agreement. As many of you know, our agreement includes a springing EBITDA covenant that is contingent in nature. It only applies when we fail to meet a liquidity test of $90 million for the Company overall and 60 million within the borrowing subsidiaries. Given the magnitude of the losses in our fourth quarter, we are well outside the EBITDA parameters in the agreement. We did, however, successfully meet the liquidity test for June, leaving us in full compliance with the bank requirements. We expect that our current liquidity-protected situation will continue with the addition of the liquidity provided by the subfacility and the term loan. Nonetheless, we are confident that a revision to the EBITDA requirement will be addressed shortly with the bank group at the same time we make the necessary changes to the revolver to accommodate the sale of the FRC and HomeOne assets.

Now let’s talk about the quarter and fiscal year results. Our fourth quarter revenues from continuing operations were off 12% compared to last year, with RV sales down 21% and Housing up 18%. In RVs, motor homes declined by 18%, while towables were down 25%. Elden has addressed the loss from discontinued operations, and our optimism that the transactions to sell the assets of these business will close in the next several weeks, so I’m going to address our continuing operations.

Although none of our operating divisions did well, the towable division continues to be of particular concern. Our new Prowler, Wilderness, and Terry travel trailer products were launched this summer, and early feedback is positive. These are our core products, and their success is critical to seeing financial improvement within the next two quarters. Many of the restructuring moves in the RV Group are specifically designed to address the problems in travel trailers. We have made it difficult for our plants to be efficient over the past several quarters in that they have been required to build a wide array of products, and the complexity of the mix has effected labor efficiencies and warranty expenses. We are working quickly to reconfigure the plants so that each line can focus on a more homogenous product mix, such as 5th wheel versus conventional trailers, or hardwall versus stick and tin.

As indicated in earlier disclosures, we were successful in reducing RV inventories during our fourth quarter by about $45 million. We have continued this effort into our first quarter with an additional reduction of $40 million to date. We generated $44.7 million of cash from operating activities in the fourth quarter, compared with $51.7 million last year. The largest factor offsetting this year’s higher loss was an approximate $92 million decrease in accounts receivable and inventories, attributable to abnormally high levels at the beginning of the quarter.

The primary factors impacting our fourth quarter results include the following:

•      a 12% decrease in revenues, made up of double-digit percentage decreases in towables and motor homes, partially offset by higher sales in our housing wholesale division;

•      a decrease in gross profit margins in all of our manufacturing divisions

•      towable gross profit margin fell to 2.5% from 14.3% in the prior year primarily due to higher material costs related mostly to unfavorable mix changes, competitive pricing actions, and significant labor inefficiencies;

•      motor home gross margin was 12.5%, down from 14.8, due to rising commodity prices and labor inefficiencies mainly resulting from the start-up of the new Class C facility in the East Coast and

•      Housing wholesale gross margin declined to 19.1% from 20.9%, primarily due to higher labor and fringe benefit expenses, which were mostly related to production wage rate increases.

•      higher warranty expenses in both Groups: RV Group expenses increased by $6.9 million, while the Housing Group increased by 2.3 million. The Housing increase relates primarily to an increase in warranty exposure from higher dealer inventories and retail sales. In other words, it was largely volume-related. The 40% increase in RV warranty expense was largely due to higher costs associated with moving our factory service to dealers and a resulting increase in reserves.

•      G&A expenses rose $20 million, or 49%, during the quarter, mainly due to an increase in benefits which was partially caused by a large reduction in group insurance reserves in the prior year, and additional reserves for workers’ comp costs in the current year. Higher product development expenses, IT costs, and expenses related to Sarbanes-Oxley were also factors. The fiscal year comparisons were largely affected by the same factors, although at different levels of magnitude.

Now Elden has closing remarks.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thanks, Boyd. As we mentioned in the release, we now expect to report an operating loss in the first quarter, as well as additional losses from discontinued operations. We don’t anticipate motor homes sales to materially improve at this point in the year, we will continue to have losses in travel trailers as we streamline that division, and we will incur additional restructuring charges, particularly in manufactured housing.

In addition to the pending sale of FRC and HomeOne portfolio, we have additional positive news to report. Our motor homes finished goods inventory has been reduced slightly since the end of the year, and is 16% lower than it was at this time last year. Travel trailer finished goods inventory is up somewhat from the end of the year, but is down 46% from last year’s level at this time. Dealer inventories are approaching a comfortable level at this point.

Our manufactured housing market share continues to climb. May wholesale statistics were just released, and we now hold 17.9% of the overall market year to date, up from 17.3% at this time last year. We expect that with the pending sale of our retail and finance companies, the corporate reorganization, the costs we have cut, and our renewed focus on product, we will quickly begin to see a positive effect on our financial results. We believe we will make steady progress toward profitability from this point. Our focus right now is to simply become profitable on a consistent basis. We will then start to work on meeting or exceeding the operating margins of our most profitable competitors. There is no structural reason that we cannot reach that goal, and I am confident that we have the right people to make it happen.

That concludes our general remarks about operating results. Now, Marcella, we’re open for questions.

 QUESTION AND ANSWER

 Operator

Thank you, sir. [OPERATOR INSTRUCTIONS.] Thank you. Our first question comes from Ian Zaffino from Oppenheimer. Please go ahead.

 Ian Zaffino  - Oppenheimer - Analyst

Hi, good morning. A couple questions here. First one would be as far as the profitability for the year and your outlook for the year. The first quarter you’re looking for a loss, but for the year, is that going to be similar? And then the second question is — is could you just refresh our memory of what the total aggregate proceeds would be from Clayton, and what you intend to do with that, and how you intend to handle the interest that’s in arrears right now on your converts?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Thanks, Ian, this is Boyd. Profitability for the year, we’re not going to make a projection at this point in time. There are a lot of uncontrollables. I think the actions that Elden described, we have a lot of confidence will move us in the right direction, but there are general economic and industry factors, one of which includes the inventory situation in RVs, at both the dealer level and with — with OEMs.

With regard to the Clayton transaction, the proceeds from the sale of FRC are contracted to be $74 million, and that would be subject to a post-closing adjustment that would account for changes between our March 31 numbers, upon which their bid was based, and the balance sheet at the date of closing. So that could be adjusted. And then the transaction related to HomeOne, the HomeOne portfolio would be somewhere in the neighborhood of $70 million. We, overall, expect that after paying off the debt and other liabilities related to the retail and financial services assets, we expect the transactions to be slightly cash positive, but there will not be a great deal to apply to the other situation, which is the arrearage on the convertible trust preferred securities.

 Ian Zaffino  - Oppenheimer - Analyst

And so what would be your total liquidity performance of the sale?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

From the sale itself, paying off debt, our positive cash would be somewhere in the neighborhood of $15 million. But if we, in addition, include paying off other related liabilities, it would be just slightly cash positive. But then we would still have some assets that we would be in a position to dispose of.

 Ian Zaffino  - Oppenheimer - Analyst

Okay. And the last question would be, it seems like you guys are actively benchmarking a lot of your competitors, and when you look at competitors, the RV margins of some of them are in the high single digits, if not the double digits. And, then, some of your peers in manufactured housing are talking about potential double-digit margins. Is this something that you foresee here? Or — or are we — if you could give us some idea of where your guys’ heads are at. Thanks.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

In the longer term, we certainly can do, I believe, anything that they can do. And as I indicated in my remarks, we are structuring the Company appropriately. Certainly, in the next couple of years, I don’t see us up in some of those ranges, but we’ll get there.

 Ian Zaffino  - Oppenheimer - Analyst

All right, that sounds very good, thank you.

 Operator

Thank you. Our next question comes from Barbara Allen from Avondale Partners. Please go ahead.

 Barbara Allen  - Avondale Partners - Analyst

Thank you. I was wondering if you can give us any help on the total pre-tax charges in the RV Group and the Housing Group to kind of assist us in figuring out how we’re going to forecast?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

We’re thinking, Barbara.

 Barbara Allen  - Avondale Partners - Analyst

Okay. And I had hoped that you would delineate those for us. It is — I have other companies who have done that, and that certainly helps a lot in trying to determine what ongoing operations are.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I can — I don’t know that I can necessarily delineate between the two operating groups. But I think a number of items were mentioned in the remarks that were made by Boyd that were somewhat unusual in nature in the fourth quarter. One specific item that may not have been mentioned are the aggregate severance and restructuring costs that are included in that fourth quarter, which are somewhere in the neighborhood of about $3 million. Aggregate that with some of the unusual — what we would characterize as unusual — reserve adjustments that cost us somewhere in the neighborhood of 8 to $10 million in the quarter, and that starts to give you a flavor for how that quarter was impacted by those items.

 Barbara Allen  - Avondale Partners - Analyst

Well, there had been — you laid off 1,200 people, and if that is 45,000 per person, we’re talking $54 million. Is that a reasonable number? And where — where was that in this P&L statement?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

I’m not sure where you are getting the $54 million, Barbara.

 Barbara Allen  - Avondale Partners - Analyst

I took 1,200 times 45,000 as an ongoing cost. Is that — are we reducing costs that much? That should help us going forward, but what charges — I mean your growth margin in towables went down 1,200 basis points because of inefficiencies, not because of restructuring charges in that group?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yeah, the restructuring charges were actually a small part of that. The largest single part of that was labor inefficiency and that really relates to the creation of more production lines and simplification of our production processes that is underway right now. The severance related to the reduction in headcount that you referred to is in the — do you have the severance numbers Andy? They’re in the neighborhood of — it’s only in the neighborhood of about 3 million in Q4 and about the same number in Q1, which, obviously, is not complete, but I think that will — I think that forecasts it through the balance of the quarter.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Barbara, we also had in the fourth quarter close down of the Hancock travel trailer facility in there, so there were costs involved in that.

 Barbara Allen  - Avondale Partners - Analyst

Well, that’s sort of what I’m getting at. And I also wondered on manufacturing housing, you lost 7 million there. Was the bulk of that loss the ending of the experiment with the second shift? Or was it something more fundamental? And to follow-on on that, in the 10K, you mention that you would have more restructuring charges in Housing. And I wondered if you could help us a little bit with that?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Okay. We had the consolidation of the second shift. We also had the consolidation of two plant facilities in the fourth quarter, one in Waco — or two in Waco, and two in Alma, Georgia — or Alma, yes, Georgia. The —

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Some of it was also related to gross margin. And I think we were a bit slow in passing on some commodity price increases, which tended to shrink our gross margins somewhat.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

And looking forward to this quarter, relative to restructuring, we have taken the product development operation out of Texas, and are moving that out into the three different regions. So there will be some costs involved in that. In addition to that, the Housing sales organization in Round Rock, Texas, is also being moved out into the regions during this quarter, and probably the first part of next before that’s all accomplished. And there will be relocation costs related to those activities.

 Barbara Allen  - Avondale Partners - Analyst

Well, then, I guess what I’m hearing is that the $49 million loss in operations in the quarter was predominantly inefficiencies and so forth and not due to one-time charges or costs that we are unlikely to see again.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, I — if you identify only one-time or unusual charges, I think that would be accurate. But the other thing that I think you also have to remember is that in all of our RV product lines, we were in the process of incurring heavy hits to our gross profit in the process of reducing the inventory situation that existed at the end of the third quarter. And that was a significant factor with regard to gross profits across the board at RVs.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

We’re to the point, none of the 2006 product is being discounted in any way. So as we move further into the fiscal year, we will have less — far less in the way of discounts.

 Barbara Allen  - Avondale Partners - Analyst

And one last question, then I’ll get back in the queue. You said that your Prowler and so forth have appeared to be being well received. And how are you measuring that receipt? Have we got orders? What are we — are people saying they’re pretty? Or what is it?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Barbara, this is Chris Braun. Yes, that product, the Prowler, Wilderness, and Terry has just been received on dealers’ lots, basically over the last three weeks, and all the feedback that we’ve gotten so far has been positive, nothing but positive. And a lot of those units have — some have retailed off of the dealers’ lots within receipt of two days of being there.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

What we’re measuring is we’re tracking the product from the time it hits the lot, the number of days until it sells. And it’s a little early now to put a full number to it, but we’re encouraged by what we’re seeing.

 Barbara Allen  - Avondale Partners - Analyst

Okay. I’ll get back in the queue and give someone else a chance, thank you.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Thanks, Barbara. Let me make one further comment about some of the impact to our fourth quarter. In addition to squeezing gross margins in the RV Group, the overproduction also, basically, stole revenues from — the overproduction in Q2 and Q3 of fiscal ‘05, basically, stole production that could otherwise have occurred in the fourth quarter, and even during this first quarter. So we would have been able to operate at higher utilization of capacity than was actually the case. Next question?

 Operator

Yes, thank you, sir. John Diffendal from BB&T Capital Markets. Please go ahead.

 John Diffendal  - BB&T Capital Markets - Analyst

Good afternoon.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Hi John.

 John Diffendal  - BB&T Capital Markets - Analyst

I want to press a little bit more on the FRC and portfolio sale. I mean, you can back through in the quarter, it seemed like you were implying that the value of the assets would have been about $67.5 million, and then you were going to be paying down $43 million on debt from the secured facilities. It sounds like the transaction as you’ve described it, is dead on that number. Am I — or is it off a little bit?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

I am not sure I understood the — the debt —

 John Diffendal  - BB&T Capital Markets - Analyst

The assets minus the liabilities of the discontinued operations.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, the debt related to FRC — the debt, not including trade payables and total liabilities, but the debt was just about $80 million at year-end, and that was a combination of floor plan debt and the FRC portion of our revolver. The proceeds unadjusted for post-closing adjustments are scheduled to be $74 million. And then on the HomeOne side, the portfolio sale, the proceeds are just under $70 million, and we had, again, at year-end, a related warehouse facility of just over $40 million.

 John Diffendal  - BB&T Capital Markets - Analyst

Okay. But it does sound that way, because you had — I mean, if you looked at just the severance — you had indicated that you thought there would be additional severance in Q1 of 6 to 8 million, which takes you down to about 60.5, and you take back out the secured facility, I get a number of, like, cash — it was like, as you say, about 17.5, you’re saying that cash is maybe more like 15, so, within spitting distance, it sounds like?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yeah. And one clarification, the 6 to 8 million is actually spread over the balance of the fiscal year, although it predominantly will fall in the quarter in which we close the FRC transaction. And we expect that to be early in Q2. And about a million dollars of that number is a non-cash charge.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

And the remainder is not actually all severance, it’s a combination of factors that contribute to that number.

 John Diffendal  - BB&T Capital Markets - Analyst

Okay. And turning back to the additional restructuring in MH, it sounds like what you’re talking about is sort of changing the — moving around some things. But in terms of actual capacity in MH, you’re really — other than the move you’ve made to consolidate Waco and Alma operations — you’re not talking about additional facilities. And it sounds like there’s more other items. Is that correct?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

That’s pretty close. We have, just last week, as a matter of fact, signed a lease for a facility here in Southern California because our orders are far outstripping our capacity for the single operation we have here now. So we will be starting up an additional facility here in Southern California. Otherwise, it appears, at least for the time being the plant structure will stay pretty much the same.

 John Diffendal  - BB&T Capital Markets - Analyst

Okay. And I’m going to take one more shot at the question Barbara asked. So 1200 employees. Can you give us an average sort of compensation of that group, and maybe a little bit of breakdown in terms — what is manufacturing-related versus corporate?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

A very rough number, but I would say roughly 60% of that number was manufacturing-related. The remainder would have been weekly, monthly, management-related, both at plant and at corporate. I think that Barbara’s average number was probably high. We haven’t put an average to it.

 John Diffendal  - BB&T Capital Markets - Analyst

That $45,000 number?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Yes, yes.

 John Diffendal  - BB&T Capital Markets - Analyst

Okay. Thanks. I’ll let some others ask questions. Thanks.

 Operator

Thank you. Our next question comes from Pamela Brown from Gabelli. Please go ahead.

 Pamela Brown  - Gabelli - Analyst

Good morning. I just wanted to go back to Barbara — a component of Barbara’s question I thought was interesting. She was thinking about it historically. I was just hoping going forward for first quarter, since you seem confident that you are not going to be profitable, if you could explain, kind of, qualitatively where that conviction comes from, just, basically, in terms of how much of that has to do with the RV segment and the continuing discounting of the product there? And, then, how much will be related to the second shift in manufactured housing? That type of color would be very helpful.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

None of it will be related to the second shift in manufactured housing. That was all in the fourth quarter. The reason that we feel we’re going to have additional cost is we know that we’re going to have relocations and severance costs relating to the organizational adjustments that we’ve made. I mentioned the ones in Housing, where we’re moving people around. We’ll also have some relocation and severance costs on the RV side also. Discounting is becoming less and less a factor as we move from quarter to quarter, as we’ve moved out most of the old inventory that we had, and we’re quite comfortable right now with our unit inventory levels. So discounting won’t be a factor. Labor efficiency will continue to be a factor. We’re working very hard to rationalize our plants in such a way that we have light production taking place, or similar production taking place on each production line. In other words, if units have solid sidewalls, they’ll be produced on a single production line. If they’re stick and aluminum, they’ll be produced on a single production line. We’ll have more focus that way and get greater efficiency. But there are some costs involved to restructuring our product line or production lines in those ways. So we’re just anticipating that those costs will take place. Most of it should take place this quarter and early next.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

One clarification, Pam. Elden mentioned that discounting should not be a big factor. I think that was looking forward to Q2. It was still a factor in Q1, although to a significantly lesser degree than in Q4.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

That’s right.

 Pamela Brown  - Gabelli - Analyst

That’s really helpful. And, then, just following up with that.  You seemed to indicate, then, that both of your segments are going to be unprofitable for the quarter. Would you agree with that statement?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

It’s — it’s going to be close in some cases. But at this point, I would say, yes.

 Pamela Brown  - Gabelli - Analyst

Okay. Thank you very much.

 Operator

Thank you. Our next question comes from Derrick Wenger from Jefferies & Company. Please go ahead.

 Derrick Wenger  - Jefferies & Company - Analyst

Yes, three questions. If you could break down the total amount of special, or one-time items, both pre-tax and post-tax? And, if you could, for continued and discontinued ops for the fiscal year? Secondly, what the available undrawn lines? And lastly, the capital expenditure outlook for the budget for — for ‘06?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Let’s — let me take those in reverse order, and probably throw the first one to Andy after I answer 3 and 2. Cap Ex for ‘06, we expect to be in the neighborhood of $30 million. What was question two?

 Derrick Wenger  - Jefferies & Company - Analyst

The second one was the availability of undrawn lines.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Okay. Our total lines — under — just under the revolver are now $212 million, and a just right up-to-date number…?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

Currently, we have a — as of yesterday, a total loan outstanding, including the $22 million term loan, a total of 25 million. That leaves us with net, unused borrowing capacity — that takes into consideration the letters of credit outstanding, which have increased, as indicated earlier — of $117.2 million.

 Derrick Wenger  - Jefferies & Company - Analyst

117.2?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

That’s correct.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes. And that’s right up to the minute. And that is a number, I should caution you, that fluctuates on a daily basis through the payable cycle during the month.

 Derrick Wenger  - Jefferies & Company - Analyst

Right, okay. And, then, if you could help me understand just the total, special, one-time items pre-tax and post-tax for the fiscal year ‘05?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

This is Andy, I’ll take that one. First of all, in differentiating between and pre- and post-tax, for us, that’s really not a significant differentiation now, given that we do not have a marginal federal tax provision. We have some small state taxes that are really not a big factor in the analysis. So on a pre-tax basis, I think we talked about most of the items. Some of them are difficult to quantify and fall into the gross margin line item and deal with the various — the closures of facilities, the reconsolidation of facilities, the second shift, and so on and so forth. So there’s a number of unusual items which are, in fact, flowing through the gross margin line item, which is difficult to assign a dollar amount to those.

As you get down into operating expenses, there are a number of different factors there. We’ve already mentioned the severance cost in the fourth quarter of about $3 million. We mentioned a turnaround, really, from a reserving perspective. Last year was unusual: we had about a $5 million benefit in fourth quarter related to our group health insurance. So, on a comparative basis, obviously, this year looks worse, even though there was no additional or unusual expense.

We did have some additional adjustments to reserves in the area of workers’ compensation. That was about $3.5 million. We incurred an unusual level of costs in other areas — IT, Sarbanes-Oxley, each of which would explain, year-over-year, somewhere in the neighborhood of 1 to $2 million. I think the only other factor that I haven’t mentioned is — but Boyd mentioned it in his remarks — again, year-over-year, we did make some adjustments to our warranty reserve, which also contributed to additional fourth quarter expense. It was somewhat unusual in nature, as we typically do at the end the year, try to true up some of our reserve estimates going forward.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The aggregate of the non-cost of sales that would flow through gross margin that — that as Andy said, is very difficult to pinpoint, but just the ones that flow through operating expenses, and including the ones Andy mentioned, and one or two others, aggregate in the fourth quarter something in the neighborhood of $20 million for continuing ops. And, of course, in discontinued ops, we had something in the neighborhood of $51 million for the fourth quarter.

 Derrick Wenger  - Jefferies & Company - Analyst

That’s fourth quarter. But what about the year?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The year, roughly, 35 million for the year, flowing through continuing ops, and the discontinued ops was pretty much the fourth quarter number.

 Derrick Wenger  - Jefferies & Company - Analyst

Okay. I didn’t know how Bloomberg was getting their headline figure of an $.08 loss in the quarter, ex-one-time items. I never could figure that out.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And, frankly, we haven’t seen it, so —

 Derrick Wenger  - Jefferies & Company - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Okay.

 Derrick Wenger  - Jefferies & Company - Analyst

Thank you.

 Operator

Thank you. Our next question comes from Edmond Griffin from BlackRock. Please go ahead.

 Edmond Griffin  - BlackRock - Analyst

Yes, could you — I don’t know if you said if it was possible — but can you quantify the cost of the second shift inefficiencies in the housing segment?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

No, I’m sorry, we don’t have that number. We can look to try and determine something and get back with you, though.

 Edmond Griffin  - BlackRock - Analyst

Okay. And then the severance costs in the quarter you said were $3 million, and, then, for first quarter ‘06, expected to be in what sort of range?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Roughly the same range.

 Edmond Griffin  - BlackRock - Analyst

Okay. And then just to try to further understand how the balance sheet’s going to look after you sell FRC and HomeOne. Can you just walk us through the — sort of, how the balance sheet’s going to look after this? I know you said you’d get 74 million in proceeds from FRC, but there’re about 80 million in liabilities associated with that. And, then, you were saying that HomeOne, you got just under 70, but you had debt associated with that of 40. So it sounds like a net of 30? Is that — am I looking at that the wrong way? Can you just sort of help me out?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

No, you’re looking at it correctly.

 Edmond Griffin  - BlackRock - Analyst

Okay. So how would the balance sheet change relative to what you posted here?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The — if you look at the consolidated balance sheet, there’s a category — Assets of Discontinued Operations.

 Edmond Griffin  - BlackRock - Analyst

Right.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And the balance is just short of $146 million.

 Edmond Griffin  - BlackRock - Analyst

Right.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And then there is a related number, Liabilities —

 Edmond Griffin  - BlackRock - Analyst

The 78.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

— of Operations is 78. The liabilities would — correct me if I’m wrong, Andy — the liabilities would virtually disappear, and the assets have been written down to what we believe are fair market value, and that takes into account a transaction similar to the one that we entered into this morning. So that would be reduced by roughly —

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

The piece that you’re missing from that is the amount of the B of A revolver that would also be paid down, which is not technically part of the retail or the finance business, but that’s an additional $40 million liability that would, in fact, be paid off.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

That’s right. Yes.

 Edmond Griffin  - BlackRock - Analyst

So that would be in your — I guess, other short-term borrowings?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s correct.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It would be. And the remaining asset from discontinued operations would be in the $40 million range.

 Edmond Griffin  - BlackRock - Analyst

Okay. Okay. Thank you.

 Operator

Thank you, our next question comes from Justin Maurer from Lord Abbett. Please go ahead.

 Justin Maurer  - Lord Abbett - Analyst

Good afternoon, guys.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Good afternoon.

 Justin Maurer  - Lord Abbett - Analyst

Just as it relates to the margin hit you guys are talking about as you drew down some inventory, I just want to make sure I wrote it down properly, that I thought you said that the towables inventory was up just slightly from the third quarter and that motorized was down slightly. Is that right, even though the numbers year-over-year were pretty significantly down, the sequential move was not all that much?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

No. Actually, the comparisons that you described were not third quarter to fourth quarter. They were current, relative to fourth quarter end.

 Justin Maurer  - Lord Abbett - Analyst

Okay, okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

But there were substantial declines during the fourth quarter.

 Justin Maurer  - Lord Abbett - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And I would — because our sales tend to accelerate toward the end of the quarter, we would expect that both of those numbers — numbers for both travel trailers and motor homes would decline during the first quarter.

 Justin Maurer  - Lord Abbett - Analyst

I got you. Okay. And then the other one was the debt. Somebody asked about the availability, and you said that the total loans outstanding was, how much, as of right now?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

$25.3 million. That includes the $22 million term loan and about 3.3 on the revolver.

 Justin Maurer  - Lord Abbett - Analyst

Okay, yes, that’s what I got. But that’s just short term, or is — that’s not long-term inclusive, right?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

That’s all of our debt under the credit facility, including the term loan and the revolver, which is, generally, all short term.

 Justin Maurer  - Lord Abbett - Analyst

Got you. Okay. All right. Thanks a lot.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

You’re welcome.

 Operator

Thank you. Next question comes from John Beall from Standard Pacific. Please go ahead.

 John Beall  - Standard Pacific - Analyst

Hey, guys. Congratulations on the sale and progress in restructuring the lower inventories.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 John Beall  - Standard Pacific - Analyst

First, a request that if you guys could include quarterly financials with your release, that will make it a lot easier for us all to prep for the call. Second, you mentioned three primary drivers of RV margin weakness. I believe the first was lack of RV absorption from underproduction as you got rid of your inventory. The second was, sort of, discounting of the inventory. And a third was general improving efficiencies. How would you weight those three things? What had the biggest impact of those three?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Of the — this is Chris Braun again. Of the three that you mentioned, the biggest factor would be the discounting, and then second would be the labor inefficiencies.

 John Beall  - Standard Pacific - Analyst

Okay. So the under-absorption?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Well, it’s really — it’s discounting to move the inventory that was in our yard.

 John Beall  - Standard Pacific - Analyst

Yep.

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

And, then, it’s labor inefficiencies that was a combined factor of several things, primarily due to having to take downtime on short notice to reduce our yard and not produce product that was currently being sold.

 John Beall  - Standard Pacific - Analyst

Okay. Got it. And second question. Regarding the bank covenants, can you just repeat the situation there?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes. We’re significantly out of the range of our bank covenant. That covenant, however, is a springing covenant that is only measured — only required to be met — if we do not successfully meet our liquidity test. And that liquidity test is tested monthly on the basis of daily averages of cash plus availability under our line. And by virtue of meeting the test in June, we do not have to test our EBITDA results — our EBITDA covenant against the fourth quarter results. We would expect that we would continue to pass the liquidity test and avoid that springing EBITDA covenant for some months into the future, but we also expect that, as we restructure the facility to accommodate the sale of FRC, which is a part of that facility, we will address the EBITDA covenant at that time.

 John Beall  - Standard Pacific - Analyst

Okay. So you’ve got to redo the facility anyway?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We do.

 John Beall  - Standard Pacific - Analyst

Okay. And the liquidity required — how much of liquidity is required?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The requirement is 90 million on a consolidated basis, and 60 million, excluding the parent Company, just the borrowing subsidiaries. And that excludes a little bit of cash that happens not to reside in parties to the loan agreement. So, if you’re looking at our consolidated financial statements, it’s — number one, it’s — you can’t count every dollar of the cash, and number two, the test is measured on bank balances, not book balances. So it’s a little bit tricky to measure from publicly reported information.

 John Beall  - Standard Pacific - Analyst

Okay. Well, then — so they were requiring 90 million consolidated liquidity. Where are you at now?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, we — we were in excess of that in the month of June, and that was prior to the transaction that we expect to close that will result in some reduction of the revolver, and it was also prior to the $22 million term loan.

 John Beall  - Standard Pacific - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

So we would have had a much — very significant margin in June, and would expect to over the next few months.

 John Beall  - Standard Pacific - Analyst

Okay. And, then, what was the EBITDA test exactly? Is it last 12 months or last quarter or what is it?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It is — it’s a trailing 12 months springing EBITDA covenant.

 John Beall  - Standard Pacific - Analyst

And what is that — what did they require as of June, assuming that will be the worst — or you’ll — either that — that will be a worst situation?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Do you recall, Lyle? It’s almost irrelevant — we’re way out that covenant.

 John Beall  - Standard Pacific - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And the results of the fourth quarter will mean that it would be virtually impossible to recover from that until that fourth quarter is out of the four-quarter range, but —

 John Beall  - Standard Pacific - Analyst

Okay. That’s what I want to know.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

But it will be addressed.

 John Beall  - Standard Pacific - Analyst

Okay, guys, congratulations again. Thanks very much.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Thank you.

 Operator

Thank you, our next question comes from Bill Gibson with Nollenberger. Please go ahead.

Bill Gibson  - Nollenberger - Analyst

Yes, just a couple of bookkeeping things, Boyd. And I want to reiterate — or emphasize what someone else asked, which is — it would be great if you could break out the fourth quarter numbers. But here were the questions. What — you gave the number out, and I didn’t pick it up. Cash flow from operations in the fourth quarter?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

$44 million, I believe, in round numbers.

 Bill Gibson  - Nollenberger - Analyst

Okay. And what was the fourth quarter share cap?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Hang on just a second. 55,332,000.

 Bill Gibson  - Nollenberger - Analyst

Okay. And, then, just one last bookkeeping, and — which was — depreciation and amortization? I think with the discontinued operations, I can’t back my way into that number.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

This is Andy. The number for continuing operations was 22,158. I don’t think we disclosed the retail number, but it’s fairly small. It’s only a couple million dollars. Going forward, because that business is held for sale, we will not be depreciating any of the fixed assets on a go-forward basis. So, if you have the continuing ops number, you will have it for the whole Company.

 Bill Gibson  - Nollenberger - Analyst

Got it. I was just trying to figure EBITDA numbers. It’s tricky to back into that number with things shifted around. And, then, just, lastly, a more general question, on — we’ve talked about the RV discounting and that. How do you feel about your product line, industry just heads up against what everybody else is doing out there on motor homes?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

On the motor home side, we feel real good about our product line. We’ve got several products that we recently introduced for the ‘06 model year, as well as several products that will be introduced between now and, really, the fall time of the year. We introduced our full-wall-slide Pace Arrow this past March. And between now and the fall time frame, we’ll also have a full-wall-slide Discovery, Excursion, and Providence motor home. So we feel very comfortable where we’re at with our motor home product.

 Bill Gibson  - Nollenberger - Analyst

Good, thank you.

 Operator

Thank you. Our next question comes from Barry Vogel from Barry Vogel & Associates. Please go ahead.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Good afternoon, gentlemen.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Hi, Barry.

 Barry Vogel  - Barry Vogel & Associates - Analyst

A lot of questions have been answered, but I have just a couple. The first one, Boyd. Do you have an NOL going forward?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We do.

 Barry Vogel  - Barry Vogel & Associates - Analyst

How much — can you tell us how much that would be?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, it’s in the neighborhood — and I’ll be more precise — it’s in the neighborhood of $187 million, I believe.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Okay. And I know the tax rate has been very difficult to figure out for this past fiscal year. What kind of tax rate, assuming you earn money in the new fiscal year. What kind of tax rate is a range that we should use?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It is — it’s difficult any time, but, basically, there will be no federal income taxes applied to the numbers, so it will depend on where the profitability resides and the situation within the states, whether they are NOLs or not. But my sense is that at modest profitability, we’re probably in single digit, perhaps, high single digit, 5 to 10% — maybe closer to 10% numbers.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Okay. And, specifically, now that you’ve improved your balance sheet dramatically by selling to Clayton — thank God that they exist, because, otherwise, who do you sell it to? What are we looking for in terms of — what’s the current situation on arrearages? In other words, how much currently, including interest owed and dividends in arrears, do you owe as of the most recent period?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Roughly $49 million in arrearages, Barry.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Is that including interest?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, compounded, yes.

 Barry Vogel  - Barry Vogel & Associates - Analyst

So all in told, is that as of April 30th?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, it is.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Okay. So as of April 30th. And when is the next date that you don’t pay and you have additional interest expense?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

August 15th would be the scheduled payment date.

 Barry Vogel  - Barry Vogel & Associates - Analyst

All right. So as of August — after August 15th passes, how many quarters are left — or let’s put it like this — When would the payment be fully expected?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The last one that we can defer would be a year from August. So that would mean the November 15th date of ‘06 would be when something — just over $70 million in arrearage, including compounded interest, would be due.

 Barry Vogel  - Barry Vogel & Associates - Analyst

All right, thank you, very much. And I got to congratulate you on — you guys, because if you hadn’t — if Elden hadn’t come back and these changes hadn’t been made, who the heck knows what would have happened.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Thank you.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Barry Vogel  - Barry Vogel & Associates - Analyst

Thank you, Elden.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you, Barry.

 Operator

Thank you. Our next question comes from Barbara Allen from Avondale Partners. Please go ahead.

 Barbara Allen  - Avondale Partners - Analyst

Thanks. Barry asked my question on the NOLs. So I want to go to current backlog or order trends by group. Can you give us some insight into that?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Yes, for the RV side, basically, our motor home backlog in units right now is about 1,250, and our towables group is about 2,800 travel trailers, about 400 folding trailers, for a total of 3,200 towables.

 Barbara Allen  - Avondale Partners - Analyst

Can you give us what that was a year ago at this time?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Yes, sure. If you go back to — well, no, I don’t have that at this point in time. I’ve only got it at quarter end.

 Barbara Allen  - Avondale Partners - Analyst

Yes, I have that, but that’s a little old.

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Actually, I can give you percentages, Barbara.

 Barbara Allen  - Avondale Partners - Analyst

Okay.

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

We’re basically — our current backlog is that we are down about 30% on folding trailers. We’re about even on motor homes. And we’re actually up almost 50% on travel trailers.

 Barbara Allen  - Avondale Partners - Analyst

Wow. Could you give us some explanation about what’s happening in travel trailers?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

The biggest recent news is, what I believe Elden mentioned earlier, is the introduction of our new ‘06 Prowler, Wilderness, and Terry travel trailers. That product is our core travel trailer product and really hasn’t been revamped for the last two to three years. And we’ve come out with that product, as I mentioned earlier, just — it started to hit the dealers’ lots about three weeks ago, and it’s been very well received. And we’ll be coming out with new ‘06 product throughout the course of the summer, particularly in our Gearbox ASV product offerings. So a lot of excitement and positive product that is being introduced currently and to come later in the summer.

 Barbara Allen  - Avondale Partners - Analyst

Well, that’s very encouraging.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

On the manufacturing housing side, now, Barbara, you want — ?

 Barbara Allen  - Avondale Partners - Analyst

Yes.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Go ahead, Charley.

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

Hi, Barbara.

 Barbara Allen  - Avondale Partners - Analyst

Hi.

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

Our current backlog, now, stated in floors, is 2,836. And compared to last year this same time, it’s — it’s up slightly from 2,786.

 Barbara Allen  - Avondale Partners - Analyst

Okay.

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

And the trend since the quarter end, has been about flat. We ended the quarter somewhere around 2,800 backlog, and as I said, just then, we’re now at about 2,836. So about flat.

 Barbara Allen  - Avondale Partners - Analyst

Okay. Well, now that, Elden, you have reduced production and so forth, you’ve cut overhead by 1,200 people. Are we getting close to some sort of equilibrium on capacity utilization where — when will we get to break-even, particularly on the RV side?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

We’re certainly headed in the right direction. I think it’s very evident that we have rationalized our production rates to our ship rates, actually somewhat below our ship rate, so that we could continue to reduce inventory. The really good news is that our retails are going at a rate well above what our wholesale rate is. And as soon as our dealers are comfortable with their level of inventory, we expect to see at least some surge in the wholesale demand and improvement in our shipments. And at that point, I think we will be able to take our inventory — or our production rates up slightly. I might point out, though, that we’re going to operate very conservatively through the next couple of quarters, because I don’t think anybody knows yet exactly how the market’s going to be. We’re encouraged with what we see. We think we’ve got some opportunity to improve. And if everything stays as it is in terms of the external events, I believe that will pan out.

 Barbara Allen  - Avondale Partners - Analyst

And the last question, on your cash balances, Boyd. At the end of the third quarter, you were at 29 million. You reduced inventories 45 million. And your cash and equivalents at the end of the fourth quarter were 45. Can you tell us where some of that money went?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

In large part, Barbara, it escaped through the income statement.

 Barbara Allen  - Avondale Partners - Analyst

Severance pay and so forth?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, basically, just — start with the operating loss and then add back the non-cash charges, and you’ve still got a pretty big number.

 Barbara Allen  - Avondale Partners - Analyst

Okay. Thank you.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

You’re welcome.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Operator

Thank you. Our next question comes from John Diffendal from BB&T Capital Markets. Please go ahead.

 John Diffendal  - BB&T Capital Markets - Analyst

Going back to the Clayton transaction with FRC. I think you already had been a major supplier to Clayton over the years. Can you describe — is there — I mean, they’re taking over your entire network. Is there a distribution agreement to try to cushion the impact on the plant base from the transaction?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

We do have some assurances from them that they will continue to order and use our product. And we believe that’s the case. I think it’s important to point out that I believe less than 5% of our volume was going to Clayton dealerships before this. The number of dealerships that they have picked up only account for about 16% of our volume total. So, while they certainly are going to be a very important customer of ours, I don’t believe it’s in such numbers that it has to be anything of significant concern. In addition to that, they run their wholesale — or their retail operations very independent of everything else. They have liked us as a supplier before, and we believe as long as we have good, strong, competitive product, that it will be in their interest and our interest for them to continue to sell our product.

 John Diffendal  - BB&T Capital Markets - Analyst

But there’s not any hard, three-year sort of agreement that those dealers will have to be supplied with your factory?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

No, there isn’t.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

There isn’t, John. And although there’s some — some transitional assurances but they’ve been a very good customer of ours in the past, and it will be a larger relationship. And I think we’re going into it in the right way. I might point out that they don’t even have a hard and fast arrangement with their wholesale division. And that made that a difficult bridge to cross with Fleetwood’s wholesale division.

 John Diffendal  - BB&T Capital Markets - Analyst

And going into this, you had about 120 dealers. How many are making the — how many are going over in the sale?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Most of them — the only ones that are excluded from the sale are the ones that are operated by an independent dealer. I think there’s 22. And then we have a handful of closed stores that we will retain. But all of our operating stores will be their responsibility, and they are evaluating every store. I am sure there will be some geographical overlap, and there were probably a few candidates for closure, even had we retained them. So I suspect that number will shrink somewhat in terms of the number of stores they keep open, but they’re approaching it with a very positive attitude.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

I think it is positive to point out also that we have a fairly solid group of potential buyers for the facilities or the locations that they don’t choose to take. So we feel quite good about that, and we’ll be moving ahead with that.

 John Diffendal  - BB&T Capital Markets - Analyst

And taking one more shot at this NOL. Does the NOL that you mentioned, Boyd, at the end of the year, would that be fully reflective of the Clayton transaction when that’s done, or would that add to that number?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It would — it would —

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

I think it will add to that number, because I don’t believe that that number has been included in the NOL yet, rather, it’s just been characterized as a timing difference.

 John Diffendal  - BB&T Capital Markets - Analyst

Any idea what magnitude that would be?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

My guess — I think it would be in the neighborhood of $50 million.

 John Diffendal  - BB&T Capital Markets - Analyst

So add another $50 million to NOL —

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes.

 John Diffendal  - BB&T Capital Markets - Analyst

— by the closing of that transaction.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Because it was a — it was a per book entry.

 John Diffendal  - BB&T Capital Markets - Analyst

Right.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And as Andy said, just a timing difference for — as far as an official NOL. It would become part of a larger NOL after the transaction closed.

 John Diffendal  - BB&T Capital Markets - Analyst

And just want to make sure I understand what you’re seeing in the RV market, the margin right now. I mean, Thor recently had some very strong sales numbers, and I remember they were mainly towables, but there was some press reports that Damon’s increased production and in that said that they’d seen a pickup in business since mid-May on their motor home, which is a — which is a motor home manufacturer. Have you seen a similar sort of pickup on the retail side on motor homes that — that may have happened in the last month or so?

 Chris Braun  - Fleetwood Enterprises, Inc. - EVP - RV Group

Yes, this is Chris again. If you just take the first two months of this quarter for us, May through June, our retails are actually up 9% on motor homes compared to the same time period last year.

 John Diffendal  - BB&T Capital Markets - Analyst

Okay. And turning to MH, one last question. The revenue number — the unit number was up pretty strong. Can you tell us was sales to the community owners a big piece of the equation in the April quarter? And do you see it being a factor in the July quarter?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It was not a large factor in Q4, although there was some component in there, and there will be again in this quarter, and we believe, on an ongoing basis, although probably not in the magnitude that we experienced during calendar 2004.

 John Diffendal  - BB&T Capital Markets - Analyst

Thank you.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

Operator

Thank you. Our next question comes from Jeff Kauffman from George Weiss. Please go ahead.

 Jeff Kauffman  - George Weiss - Analyst

Thank you very much. Elden, I just want to thank you for your candor through this process, being very straightforward with where you are in the restructuring. One quick question for Boyd that I didn’t see in the 10-K, and then a question for Elden and Chris. Boyd, the run rate on your interest expense going forward, is that going to be in the 17 to $19 million range? Or how should I think about that? It’s a little tough to tell without the fourth quarter financials there.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Let me add it up. It would be — it’ll be a little bit north of that — just on our two preferred issues, the convertible trust preferreds and the 5% notes, the two of them would be in the neighborhood of 17. So it would be 17 plus interest on our term loan and revolver. So it’d probably be in the high teens.

 Jeff Kauffman  - George Weiss - Analyst

Okay. And if I heard your response to the NOL question correctly, once all the sales are completed on a pre-tax basis, you’re going to have about $4 a share worth of NOL? About $240 million, give or take?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

That sounds correct.

 Jeff Kauffman  - George Weiss - Analyst

Okay. Elden, Chris, just a quick question, because I feel like so many of the questions on this call are focusing on the rear-view mirror rather than the forward view here. I guess from what I heard, there’s a lot of costs that you’re considering operating, but a lot of these had to do with, kind of, short-term issues, such as aggressively discounting to get the inventory out the door, some of the restructuring going on in the field. You’re calling these operating. You’re not calling these one-time, correct?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Correct.

 Jeff Kauffman  - George Weiss - Analyst

Okay. And if I look at what you’re doing to the organization and kind of break it into three buckets — number one, getting the right people in the right places; number two, getting the cost structure and the manufacturing operations where they need to be; and, number three, getting the product portfolio where it needs to be, which I assume will take a little bit longer in the travel trailer division. What inning are we in in each of these processes? And when do you think we’re largely out the weeds and, kind of, seeing the business run from a financial standpoint as you think it should be running?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Okay. If I start it out, I would say, getting the right places was the first thing we needed to identify. So in both groups, manufactured housing and RVs, we worked very hard to make sure we had an organization structure that would put people in positions where they could be more successful. And more focused in their efforts. Then secondly was to identify the people — on the first one, I think we’re in the ninth inning.

 Jeff Kauffman  - George Weiss - Analyst

Okay.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

On getting the right people in the right place, we’re probably in the fifth inning or so. We’ve got a ways to go, but I think we’ve come a long way in terms of identifying the right people for the right place. Then it’s a matter of giving them an opportunity to perform. And there’s a period of adjustment time where they have to become accustomed to new responsibilities, new authority, new focus. But in most cases, if we picked the right people, they’re going to be familiar with what needs to be done. So that can happen fairly quickly, but then you’re at the mercy of turnaround times, how quickly can you develop a new product and get it into the marketplace? How quickly can you focus on the challenges of an unprofitable plant operation, and correct things and turn them around? On that part of it, we’re probably only in the second inning or so, at best. But I think the game can move fairly quickly, and we’re going to be looking for some home runs along the way, there, too.

 Jeff Kauffman  - George Weiss - Analyst

Guys, congratulations, and thank you very much.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Operator

Thank you. Our next question comes from Barbara Allen from Avondale Partners. Please go ahead.

 Barbara Allen  - Avondale Partners - Analyst

Thank you. Charley, I was wondering if you’re hearing from retail dealers that Greentree is in the market making loans?

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

Barbara, I hadn’t heard that, but that — but I’m sure you’re right, if you’ve heard it, because you’ve probably been closer to that segment than I have.

 Barbara Allen  - Avondale Partners - Analyst

You haven’t heard anything about anybody else, perhaps, coming into the market, helping out on the financing side?

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

No, ma’am, I have not. I specifically asked that question to some of our people yesterday, and no, we haven’t heard of anyone new.

 Barbara Allen  - Avondale Partners - Analyst

Okay. Thanks a lot.

 Charley Lott  - Fleetwood Enterprises, Inc. - EVP - Housing Group

You’re welcome.

 Operator

Thank you. Our next question comes from David Rosen from Green River Management. Please go ahead.

 David Rosen  - Green River Management - Analyst

Hi, most of my questions have already been answered. But, just a follow-up, and you may have said this before, but when you gave the updated availability, did you also disclose, kind of, what your cash balance was, so we can get what your liquidity test is on your revolver?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

We did not. The number I gave you is strictly unused availability.

 David Rosen  - Green River Management - Analyst

So, what would your liquidity test number be?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

Right. Well, the liquidity test would be 90, and our unused availability as of yesterday was 117, so we’re well in excess of the liquidity test.

 David Rosen  - Green River Management - Analyst

Okay.

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

And any cash we have would be over and above that.

 David Rosen  - Green River Management - Analyst

Okay. Can — would you disclose what kind of cash balance you have?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Go ahead.

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

Approximately $13 million bank cash right now.

 David Rosen  - Green River Management - Analyst

Okay. All right. Thank you very much.

 Operator

Thank you. And our next question comes from Jonathan Cohen from Banc of America Securities. Please go ahead.

 Jonathan Cohen  - Banc of America Securities - Analyst

Good afternoon everyone. Given that the net proceeds from the two recently announced asset sales are coming in a little bit lower than, I think than we were certainly expecting to see, in terms of the availability to pay off the forecasted 70 million or so liabilities on the junior subordinated trust preferreds, how do you guys want to — what are you thinking about in terms of how you want to handle that? Are you thinking of capital markets transactions to come later next year? Or can you give us some guidance here?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, it’s obviously an issue that we don’t want to wait for the eleventh hour and be the victim of the capital markets or other economic situations. We would — there’re a number alternatives, and I am sure you can imagine most or all of them. And we’ll be considering all of those. In part, it depends on how quickly we’re able to convince folks like you that we’re on the right track and see that reflected in our securities.

 Jonathan Cohen  - Banc of America Securities - Analyst

And I assume that the current revolver would not allow for a borrowing to pay off a junior subordinated liability? Is that correct?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It would not.

 Jonathan Cohen  - Banc of America Securities - Analyst

Okay. Thank you.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Operator

Thank you. Our next question comes from Jim Shulman from Costa Braila. Please go ahead.

 Jim Shulman  - Costa Braila - Analyst

Hi, guys. I was just — I, unfortunately, had a distraction during some of the conversation. But I was trying to get a handle on what the book value of the assets all were. I know there was some reference that I kind of caught the tail end of a $50 million add to the NOL?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The book value of the retail assets sold or that we anticipate selling is essentially the sale price, by virtue of having a — approximately a $50 million writedown that we recorded as of the end of the fourth quarter.

 Jim Shulman  - Costa Braila - Analyst

So you wrote the assets down to the selling price.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Exactly.

 Jim Shulman  - Costa Braila - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Exactly. And then the financial services portfolio was at a very — that transaction would be at a very small discount from carrying value.

 Jim Shulman  - Costa Braila - Analyst

Oh, okay, fine. And I heard somebody ask, again, did you disclose exactly what the EBITDA number was? I thought I heard somebody say that it was — you were not even close, but on an order of magnitude, where is that number for the springing lien test?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

The test?

 Jim Shulman  - Costa Braila - Analyst

Yes.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We’ll look it up, but it’s — it’s been irrelevant, so we haven’t —

 Jim Shulman  - Costa Braila - Analyst

Right, no, I just was trying — by way of order of magnitude, I was just curious. And you’re not giving any financial guidance other than you’re expecting losses in your operating divisions next quarter?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

That’s correct. And I guess the further directional suggestion that we anticipate continuing improvements beyond that.

 Jim Shulman  - Costa Braila - Analyst

Right, okay. Great, thank you. I appreciate your time.

 Operator

Thank you. Our next question comes from Karl Okamoto from Atticus Capital. Please go ahead.

 Karl Okamoto  - Atticus Capital - Analyst

Hi, guys. I’m sorry to ask the same question that’s been seemed to be asked several times, but I can’t seem to put the numbers in the right place. So on this sale of the retail business, you said you were retaining 40 million worth of stores?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

No, 40 million — roughly 40 million of assets related to discontinued operations.

 Karl Okamoto  - Atticus Capital - Analyst

Right, where you’re continuing to own the real estate.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Some of those are real estate. Some of that would be prepaid rent relative to the sale-leaseback transaction.

 Karl Okamoto  - Atticus Capital - Analyst

Right. So that $20 million you spent.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yeah. And some of those are stores that — some of those assets are being sold, some are not.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. But are they in the 145 that you have as your assets of discontinued operations number?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes.

 Karl Okamoto  - Atticus Capital - Analyst

They are?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

No, they are not.

 Karl Okamoto  - Atticus Capital - Analyst

No, they are not?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

They are not, no.

 Karl Okamoto  - Atticus Capital - Analyst

Okay.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

The only items in the 145 are those items that will specifically be sold.

 Karl Okamoto  - Atticus Capital - Analyst

Got it. So that’s why those happen to add up to roughly the same number, the 70 plus the 74, meaning the portfolio plus the stores you’re selling to Clayton are in that 145.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Exactly right.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. So somewhere else in your balance sheet there’s still 40.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s right. And I think that number is a little bit on the high side that Boyd gave you, but, yes, there are other assets in there sprinkled into the various line items on the balance sheet.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. Now it’s getting simpler. And, then, the line item you created, Liabilities of Discontinued Operations, that included the floor plan financing and the warehouse financing, rough, those two numbers.

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s correct.

 Karl Okamoto  - Atticus Capital - Analyst

And that’s getting paid off. Plus you save 43 million of the revolver related to the retail business?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

That’s exactly right.

 Karl Okamoto  - Atticus Capital - Analyst

And, so, if I looked at the number, Other Short-term Borrowings as of the end of the year, the 56.6. Right?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Yes.

 Karl Okamoto  - Atticus Capital - Analyst

Does that number go down by 43 if it were pro forma for that time period?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Yes, it does.

 Karl Okamoto  - Atticus Capital - Analyst

But, then, you’re telling us that there’s only 25 of a revolver today?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

That’s correct.

 Karl Okamoto  - Atticus Capital - Analyst

So you’re going to have — not have enough to pay off? Or you’re going to have more cash, put differently?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

That — that would be right. Now, remember, there are post-closing adjustments. And to some degree, the reason the liability has come down is that we have probably reduced inventory from the — and turned some of that inventory into cash. So there could be a southward adjustment to the sales price.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. But — ?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

But we will have already pocketed that cash and applied it to debt.

 Karl Okamoto  - Atticus Capital - Analyst

But do you think when the dust clears you’ll have a 0-balance on your revolver?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

It should be very small.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. So it should be headed towards — okay. All right. Because you had 8 million of these extra, one-time costs — that left you with about 16 million of extra, which, if I took those two numbers, the 43 and the 16 together, that would have paid off the revolver as it stood back then. So that sounds reasonable. What else — other sources were there for paying down the revolver in the last couple months? Were you selling off more inventory?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, liquidation of inventory was one. Collection of receivables, which were fairly high at the end of the fourth quarter. We had helped the receivables number, that has come down. So that’s been turned into cash.

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

The other thing that you need to take into consideration is the $22 million term loan in our overall revolver number, that term loan has been applied. So that — if you were to repay that term loan, if you would, would go toward FRC’s liability. So that’s why it would be significantly higher than what it is in the net number today.

 Karl Okamoto  - Atticus Capital - Analyst

I didn’t follow that. I mean, it’s 25 outstanding, including the term loan, right?

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

That is correct.

 Karl Okamoto  - Atticus Capital - Analyst

So, and you’re going to generate proceeds here of 50-some in cash, after everything’s done — so — right? Okay. If you’re saying maybe that 50-some has gone down a little bit because you’ve sold off assets and reduced the associated borrowings under the revolver to support that, okay. But net-net, it looked like you were heading towards roughly a 0-balance under your revolver/term loan.

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

I think that’s an accurate assessment, yes.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. That’s interesting. And part of the reason you got there, at least between the end of the year and where we are now, almost two-thirds through the first quarter, is that you’ve done more in liquidations of inventory?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

We have.

 Karl Okamoto  - Atticus Capital - Analyst

And also more in liquidation of receivables? Can you tell us roughly the breakdown between that cause versus shrinkage in the — in the inventory of your retailers?

Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, I’m not sure how the shrinkage of the inventory of our retailers enters into it, but —

 Karl Okamoto  - Atticus Capital - Analyst

Well, to the extent that you — not shrinkage, as in theft, but reduction in the levels of inventory and the consequent paying down of debt associated with that. If I’m looking at it correctly, there are two ways —

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Oh, I see. You mean our retail operation.

 Karl Okamoto  - Atticus Capital - Analyst

Right.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, okay. I would say more of it — substantially more of it came from continuing operations than from discontinued operations.

 Karl Okamoto  - Atticus Capital - Analyst

Got it. Okay. And then Elden had said earlier that he thought you were roughly at the point where you want to be on inventories now?

Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

That’s correct.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. So you — in the last quarter achieved what was left to do on the inventory reduction side of the problem?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, either achieved, or will have achieved by the end of the quarter.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. So you’ve liberated as much cash as you plan to out of excess inventory, put differently.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Pretty close. There will be some additional — as Boyd pointed out, we see a rise — a normal rise in shipments and that toward the end of our quarter, so we’ll pull inventories down further. But we’re right on schedule for doing what we anticipated — or expected to do.

 Karl Okamoto  - Atticus Capital - Analyst

Thank you. So you said 13 million in cash. How much in marketable receivables — securities, sorry?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, that — it’s included in that number.

 Karl Okamoto  - Atticus Capital - Analyst

So the total is 13?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes.

 Lyle Larkin  - Fleetwood Enterprises, Inc. - VP and Treasurer

That is only within the borrowing entity. There are — there is some cash outside of the borrowers.

 Karl Okamoto  - Atticus Capital - Analyst

Well, so that I can compare it with the numbers on the balance sheet for the year-end?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Yes, it is not a very meaningful comparison, in part, as I mentioned before, the 13 million that Lyle described is a bank balance.

 Karl Okamoto  - Atticus Capital - Analyst

Right.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And you’re looking at our financial statements with book balances. So — and the other thing I — I will —

 Karl Okamoto  - Atticus Capital - Analyst

What’s the difference?

 Andy Griffiths  - Fleetwood Enterprises, Inc. - VP and Controller

Outstanding checks.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Outstanding checks, deposits in transit.

 Karl Okamoto  - Atticus Capital - Analyst

Oh, okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

And the other thing that I will reiterate is that that per bank number fluctuates dramatically over the course of a month — particularly during our tenth payable cycle.

 Karl Okamoto  - Atticus Capital - Analyst

Okay.

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

So we happen to be —

 Karl Okamoto  - Atticus Capital - Analyst

So, in other words, one shouldn’t look at these numbers on the balance sheet as particularly valuable assets?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, the numbers on the balance sheet are valuable assets, but as far as our liquidity tests, they’re meaningless.

 Karl Okamoto  - Atticus Capital - Analyst

Okay. Because they’re a snapshot of lots of things, they may not necessarily measure your resources of — of a meaningful kind?

 Boyd Plowman  - Fleetwood Enterprises, Inc. - EVP and CFO

Well, meaningful — the numbers that Lyle gave you, talking about per bank cash and availability under the revolver are very meaningful to us in that they help us determine whether we’re meeting the liquidity test or not. But in the final analysis, the important assets are financial reported assets. And outstanding checks, if they’re going to clear, are essentially a liability, or will be a reduction of that per bank cash. So the daily average of that number is important to us. But the financial statements are important as well.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

We are running close on time. Maybe we can see if there are one or two more questions, and then we need to wrap up. Marcella?

 Operator

Yes, sir?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Do we have any more questions?

 Operator

Yes, sir, we have a question from Philip Gaucher from George Weiss. Please go ahead.

 Philip Gaucher  - George Weiss - Analyst

Hi, Elden. How are you?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Very good, thank you.

 Philip Gaucher  - George Weiss - Analyst

You mentioned before that you thought you could meet or exceed the operating metrics of some of your closest comps. And I know that this is probably going to take some time, but I was wondering kind of what you’re looking at as a benchmark — to kind of benchmark yourself against the competitors?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Okay. It is, obviously, going to take some time because we’re starting quite a ways behind. But if you look at the major competitors, the major public companies in the industry, those that are most successful, those are the ones that we’re benchmarking ourselves to. Those are the —

 Philip Gaucher  - George Weiss - Analyst

So an operating margin of plus 5% or something to that degree is something that you’re certainly shooting for?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

In the future, that’s correct.

 Philip Gaucher  - George Weiss - Analyst

Okay. Thanks very much.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

Operator

Sir, we have one more question coming up from Steven Karpel from Credit Suisse. Please go ahead.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Steven Karpel  - Credit Suisse - Analyst

Hey, guys, if you could clarify for us. You talked a bit about your motor home sales and towable sales — specifically towable sales — and how your performance has been. Can you kind of talk about — break that up a little bit more and over the overall market versus how you guys have performed, specifically more for towables than motor homes?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

If you look at it through market share, I think you probably get the best picture and our performance has been terrible in towables. And it’s an area of high priority for us. It’s one where, I think, we will have the greatest opportunity to see benefit from the new organization, which is more focus. Whereas before we had people in our product development organization that were having to develop product for both motor homes and travel trailers and split their time between them, it was very difficult to set priorities that gave travel trailers the amount of time they needed. We will, in the new organization, have everybody specifically focused on either towables or motor homes. And I think in doing that, we’ll be more effective in reading the market, we’ll be more effective in responding to the market, and responding more quickly.

 Steven Karpel  - Credit Suisse - Analyst

Then, I guess, the bigger question is, how do you think the growth goes for the overall market, maybe in comparison to other markets, such as motor homes, maybe, where you’ve spent more time. How do you think the growth goes for towables? Is your opportunity more on market share or on overall growth?

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Right now, I think the market shipments, as I understand it, are showing increases right now. And so that’s a positive. But when you’ve only got around 10% of the market, there’s 90% out there for you to go after. So we’ve got substantial opportunity from a market share standpoint in my mind on the towables side.

 Steven Karpel  - Credit Suisse - Analyst

All right. Great. Thank you, guys.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Thank you.

 Operator

Sir, we have no further questions at this time.

 Elden Smith  - Fleetwood Enterprises, Inc. - President and CEO

Okay. Thank you very much. I want to thank everyone for joining us today, and we look forward to speaking with you again next quarter. Thank you.

 Operator

Thank you. Ladies and gentlemen, this concludes the Fleetwood Enterprises’ fourth quarter and fiscal year 2005 financial results conference. You may disconnect and thank you for participating.

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